As filed with the Securities and Exchange Commission on January 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autozi Internet Technology (Global) Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building B09

Intelligence Park No. 26 Yongtaizhuang North Road

Haidian District, Beijing, China

Telephone: +86 13810709967

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Third Amended and Restated 2024 Equity Incentive Plan
(Full title of the plan)

195 Atrium Manalapan Management Inc.

Princeton South Corporate Center Suite 160

100 Charles Ewing Boulevard Ewing

New Jersey 08628

United States

+1 732-688-5821

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Hermione Krumm, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “registration statement”) is being filed pursuant to General Instruction E to Form S-8 for the purpose of registering 7,000,000 additional Class A ordinary shares of a par value US$0.00005 per share (the “Class A Ordinary Shares”) of Autozi Internet Technology (Global) Ltd. (the “Registrant”) which are reserved for issuance under the Registrant’s Third Amended and Restated 2024 Equity Incentive Plan (the “Third Amended and Restated Equity Incentive Plan”). The Registrant’s board of directors approved adoption of the Third Amended and Restated Equity Incentive Plan on January 19, 2026 and a total of 7,360,000 Class A Ordinary Shares have been authorized under the Third Amended and Restated Equity Incentive Plan, after reflecting a fifty-for-one reverse share split effective on December 12, 2025 and increase of 7,000,000 Class A Ordinary Shares in the maximum aggregate number of reserved shares. These 7,000,000 additional Class A Ordinary Shares are of the same class as other securities for which (i) registration statement on Form S-8 (File No. 333-283337) was filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2024 (the “November 2024 S-8 Registration Statement”), (ii) registration statement on Form S-8 (File No. 333-286857) was filed with the Commission on April 30, 2025 (the “April 2025 S-8 Registration Statement”), and (iii) registration statement on Form S-8 (File No. 333-288372) was filed with the Commission on June 27, 2025 (the “June 2025 S-8 Registration Statement” and together with the November 2024 S-8 Registration Statement and the April 2025 S-8 Registration Statement, the “Prior S-8 Registration Statements”). Pursuant to General Instruction E to Form S-8, the information contained in the Prior S-8 Registration Statements is incorporated by reference into this registration statement, except as otherwise set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed or to be filed (other than portions of these documents furnished or otherwise not deemed filed) by Registrant with the Commission are incorporated by reference as of their respective dates and deemed to be a part hereof:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended September 30, 2024 filed with the Commission on January 27, 2025 (File No. 001-42255);

(b)	The Registrant’s current reports on Form 6-K furnished to the Commission on January 28, 2025, January 31, 2025, February 7, 2025, February 24, 2025, March 28, 2025, April 14, 2025, April 25, 2025, May 20, 2025, June 27, 2025, July 7, 2025, July 9, 2025, September 3, 2025, September 22, 2025, November 21, 2025, November 21, 2025, December 3, 2025, December 8, 2025, December 9, 2025, December 10, 2025, January 9, 2026 and January 14, 2026; and

(d)	The description of the Registrant’s ordinary shares contained in Exhibit 2.1 to the Registrant’s annual report on Form 20-F for the fiscal year ended September 30, 2024, filed with the Commission on January 27, 2025, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. In addition, any current report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this registration statement if and to the extent provided in such document. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits below for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit Number	Description
4.1*	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2*	Third Amended and Restated Memorandum and Articles of Association of the Registrant
5.1*	Opinion of Appleby regarding the validity of the Class A ordinary shares being registered and certain other legal matters
10.1*	Third Amended and Restated 2024 Equity Incentive Plan, effective on January 19, 2026
23.1*	Consent of Appleby (included in its opinion filed as Exhibit 5.1)
23.2*	Consent of Marcum Asia CPAs LLP
24.1*	Power of Attorney (included on the signature page hereto)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on January 21, 2026.

Autozi Internet Technology (Global) Ltd.

By:	/s/ Houqi Zhang, Ph.D.
Name:	Houqi Zhang, Ph.D.
Title:	Chief Executive Officer and Chairman of the Board of Directors

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dr. Houqi Zhang as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on January 21, 2026.

Signature	Title

/s/ Houqi Zhang
Houqi Zhang	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Shirong Tong
Shirong Tong	Director and Joint Chief Executive Officer

/s/ Jinming Dong
Jinming Dong	Chief Financial Officer (Principal Financial Officer)
/s/ Kevin Vassily
Kevin Vassily	Director

/s/ Yafu Guo
Yafu Guo	Director

/s/ Jing Lu
Jing Lu	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Autozi Internet Technology (Global) Ltd. has signed this registration statement or amendment thereto in New York, New York on January 21, 2026.

Authorized U.S. Representative 195 Atrium Manalapan Management Inc.

By:	/s/ Larry Wu
Name:	Larry Wu
Title:	President

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